CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.





                                                             ARTHUR ANDERSEN LLP


Houston, Texas
August 8, 1997